UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

WASTE ENERGY CORP.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee:
☒ No fee required.

WASTE ENERGY CORP.
ADDITIONAL SOLICITING MATERIALS PURSUANT TO RULE 14a-12

Written Consent Solicitation Regarding Proposed Increase in Authorized Common Stock

On August 26, 2026, the Board of Directors of Waste Energy Corp. (the “Company”) approved the submission to the Company’s stockholders, by written consent in lieu of a special meeting, of a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 400,000,000 shares to 1,600,000,000 shares (the “Authorized Share Amendment”).

The record date for determining stockholders entitled to execute and deliver written consents will be stated in the definitive Consent Solicitation Statement. The Company filed a preliminary consent solicitation statement on Schedule 14A with the Securities and Exchange Commission on August 28, 2026 relating to the proposed Authorized Share Amendment. The definitive consent solicitation materials will include the applicable record date, the final number of shares entitled to act by written consent and the resulting voting threshold. No form of written consent will be furnished to or requested from stockholders until the definitive consent solicitation statement has been furnished to the stockholders being solicited.

Correction to Preliminary Consent Solicitation Statement

The Company’s preliminary consent solicitation statement on Schedule 14A filed on August 28, 2026 inadvertently stated that the disinterested directors had approved the conversion of $27,500 of accrued or unpaid compensation owed to W. Scott McBride into 5,500,000 shares of common stock at $0.005 per share. The correct amount of the obligation approved for conversion is $30,000, resulting in 6,000,000 shares of common stock at $0.005 per share. As of the date of this filing, none of such shares had been issued by the Company’s transfer agent or reflected as issued in the Company’s stock ledger. The Company will reflect the corrected information in its definitive consent solicitation statement.

The Authorized Share Amendment has not yet been approved by the Company’s stockholders and will not become effective unless and until the requisite stockholder consent is obtained and the applicable amendment to the Company’s Articles of Incorporation is filed and becomes effective in accordance with Nevada law.

IMPORTANT INFORMATION REGARDING THE SOLICITATION

The Company intends to solicit written consents from its stockholders with respect to the Authorized Share Amendment. STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY CONSENT SOLICITATION STATEMENT FILED WITH THE SEC ON AUGUST 28, 2026 AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT SOLICITATION STATEMENT, TOGETHER WITH ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION CONCERNING THE AUTHORIZED SHARE AMENDMENT AND THE WRITTEN CONSENT PROCESS.

The preliminary consent solicitation statement and, when filed, the definitive consent solicitation statement and other relevant documents are or will be available free of charge through the SEC’s EDGAR database at www.sec.gov. Copies of the Company’s consent solicitation materials may also be obtained without charge by written request to Waste Energy Corp., 3250 Oakland Hills Court, Fairfield, California 94534, Attention: Corporate Secretary.

The Company and its directors and executive officers, including Scott Gallagher, Edmund C. Moy and W. Scott McBride, may be deemed participants in the solicitation. Information concerning the beneficial ownership and other direct or indirect interests of these persons is set forth under the headings “Security Ownership of Certain Beneficial Owners and Management” and “Interest of Certain Persons in the Proposal” in the Company’s preliminary consent solicitation statement on Schedule 14A filed with the SEC on August 28, 2026. Stockholders should review those disclosures, as the participants’ interests may differ from those of stockholders generally.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding the proposed solicitation of written consents, the Authorized Share Amendment, the timing of the definitive consent solicitation materials and the Company’s ability to obtain the requisite stockholder consent. Forward-looking statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. There can be no assurance that the Company will obtain the requisite stockholder consent or that the Authorized Share Amendment will become effective. The Company undertakes no obligation to update any forward-looking statement except as required by applicable law.